Exhibit 99.1
Harris Corporation Provides FY 2009 Initial Guidance of $4.00
to $4.10 EPS in Advance of Annual Analyst Meeting
MELBOURNE, Florida, March 5, 2008 — Harris Corporation (NYSE: HRS), an international communications and information technology company, today provided initial GAAP earnings guidance for fiscal year 2009, beginning June 28, 2008, of $4.00 to $4.10 per diluted share, representing an increase of about 16 to 19 percent, compared to the company’s current non-GAAP earnings guidance for fiscal year 2008. Revenue for fiscal year 2009 is expected to increase to a range of $5.7 billion to $5.8 billion, an increase of 8 to 10 percent above current fiscal 2008 guidance. The company announced the initial guidance in advance of its annual analyst meeting, scheduled for March 6-7 in Melbourne, Florida.
Fiscal year 2008 non-GAAP earnings exclude charges related to acquisitions and the formation of Harris Stratex Networks. A reconciliation of GAAP to non-GAAP financial measures is provided in Table 1 and in the accompanying notes.
“We expect fiscal year 2009 to be another excellent year for Harris,” said Howard L. Lance, chairman, president and chief executive officer. “Our initial guidance is driven by continuing strong demand and expanding worldwide markets for high-reliability, mission-critical communications and information technology products, systems and services.
“We anticipate that growth in fiscal year 2009 will be driven by higher revenue and operating income from all four of our operating segments. In particular, we expect continuing strength in our Defense Communications and Electronics segment, where our RF Communications tactical radio business continues to gain market share and expand the markets that we serve. The U.S. and international opportunities pipeline for secure, networked, software-defined tactical communications remains large and robust. We expect to finish fiscal year 2008 with a substantial backlog, which is expected to drive double-digit revenue growth in RF Communications in fiscal year 2009. In addition, we expect continued growth in our Government Communications Systems business, which will benefit from expanding markets for IT services, from high-reliability, high-speed communications and information networks, and from expansion into new and adjacent markets such as health care, information assurance, and service-oriented architecture.
“We also expect top-line growth and improved operating performance in our two commercial businesses in fiscal year 2009,” Lance continued. “In Broadcast Communications, investments to provide broad capabilities across the entire broadcast value chain have positioned Harris as the ONE™ source for customers to team with whether they are broadcasting over the air, cable, satellite, the emerging mobile television platforms, or the Internet. Finally, we expect Harris Stratex Networks to produce revenue growth and further gross margin improvements as a result of strong demand for wireless transmission systems in global markets and continued focus on cost reduction.”
Harris will host a live audio webcast and listen-only conference call on Thursday, March 6, at 1 p.m. ET in conjunction with its annual analyst meeting being held in Melbourne, Florida. The webcast and call will include presentations on the company’s business update and strategy review by Mr. Lance, and its financial summary by Gary L. McArthur, vice president and chief financial officer.

The webcast will be broadcast live via the Internet at http://www.harris.com/webcast. The dial-in number for the conference call is (913) 312-0718, access code 7197247. A replay of the conference call is available at (719) 457-0820, access code 7197247 from 6 p.m. March 6 (ET) through midnight (ET) on March 13. A replay of the webcast will be available on the company’s website.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of almost $5 billion and more than 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications™ products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including earnings per share guidance percentage increase from fiscal 2008 non-GAAP earnings guidance, which excludes costs associated with our acquisitions and with the formation of Harris Stratex Networks. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
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Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings guidance for fiscal 2008 and fiscal 2009; and statements regarding outlook, including expected revenue growth. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenue, as the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; changes in our effective tax rate that may have an adverse effect on our results of operations; the impact of the results of Harris Stratex Networks, which may vary significantly and may be difficult to forecast; the potential impact of natural disasters on our significant operations in Florida, California and other locations; general economic conditions in the markets in which we operate; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and our ability to attract and retain key employees. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1
HARRIS CORPORATION
Reconciliation of FY’09 GAAP EPS Guidance to FY’08 GAAP and Non-GAAP EPS Guidance
(Unaudited)

	Fiscal Year	Fiscal Year	Percentage
	2008	2009	Growth *
GAAP Earnings Per Share Guidance	$3.35	$4.00 to $4.10	21%
Charges associated with the combination with Stratex Networks, Inc. (A)	$0.07
Charges associated with the acquisition of Multimax Incorporated (B)	$0.01
Charges associated with the acquisition of Zandar Technologies plc (C)	$0.02

Non-GAAP Earnings Per Share Guidance	$3.45	$4.00 to $4.10	17%

*	Percentage growth at mid-point of Fiscal Year 2009 guidance.
Note A — Adjustment for the estimated $0.07 per diluted share impact, after minority interest, is due to the impact of a step up in fixed assets and integration costs associated with the Stratex Networks, Inc. (“Stratex”) combination.
Note B — Adjustment for the estimated $0.01 per diluted share impact is for the estimated impact from integration and other charges associated with the acquisition of Multimax Incorporated (“Multimax”).
Note C — Adjustment for the estimated $0.02 per diluted share impact is for the estimated impact from integration and other charges associated with the acquisition of Zandar Technologies plc (“Zandar”).